Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS THIRD QUARTER FINANCIAL RESULTS

Pompano Beach, Florida, January 21, 2014 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2013.  Net sales for the quarter ended December 31, 2013 were $50.1 million, compared to $49.6 million for the quarter ended December 31, 2012, an increase of 1.0%.  Net sales for the nine months ended December 31, 2013 were $184.8 million, compared to $176.7 million for the nine months ended December 31, 2012, an increase of 4.6%.  Net income was $4.5 million, or $0.23 diluted per share, for the quarter ended December 31, 2013, compared to net income of $4.6 million, or the same $0.23 diluted per share, for the quarter ended December 31, 2012.  Net income was $13.4 million, or $0.67 diluted per share, for the nine months ended December 31, 2013, compared to net income of $12.6 million, or $0.63 diluted per share, for the nine months ended December 31, 2012, a 7.2% increase to EPS.  Reorder sales increased by 3.6%, from $40.9 million to $42.4 million for the quarters ended December 31, 2012 and 2013, respectively.  Additionally, the Company’s online sales increased by 2.1% to $39.5 million for the quarter ended December 31, 2013, compared to $38.7 million for the same quarter the prior year, with approximately 79% of all orders being generated from its website during the quarter compared to 78% for the same quarter the prior year.

Menderes Akdag, CEO and President, commented: “We are pleased with the increased reorder sales for the quarter.  Our sales increase for the quarter was also highlighted by an increased average order size - $72 for the quarter ended December 31, 2013 compared to $71 for the same quarter in the prior year.  For the quarter ended December 31, 2013 our operating expenses decreased by 50 basis points.  Going forward we are focusing on improving our gross profit margins and new order sales.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on January 21, 2014 until February 4, 2014 at 11:59 P.M.  To access the replay, call (800) 860-4709 (toll free) or (203) 369-3837, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2013.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	March 31,
	2013	2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$25,937	$18,155
Short term investments - available for sale	15,516	15,490
Accounts receivable, less allowance for doubtful accounts of $6 and $5, respectively	1,650	1,439
Inventories - finished goods	24,541	31,601
Prepaid expenses and other current assets	1,976	1,090
Deferred tax assets	997	982
Prepaid income taxes	165	-
Total current assets	70,782	68,757

Noncurrent assets:
Prepaid expenses	1,993	1,430
Property and equipment, net	1,474	2,132
Intangible asset	860	860
Total noncurrent assets	4,327	4,422

Total assets	$75,109	$73,179

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,043	$6,454
Accrued expenses and other current liabilities	2,194	2,381
Income taxes payable	-	162
Total current liabilities	6,237	8,997

Deferred tax liabilities	99	168

Total liabilities	6,336	9,165

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,190 and 20,109 shares issued and outstanding, respectively	20	20
Additional paid-in capital	1,228	-
Retained earnings	67,554	63,987
Accumulated other comprehensive loss	(38)	(2)

Total shareholders' equity	68,773	64,014

Total liabilities and shareholders' equity	$75,109	$73,179

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Sales	$50,086	$49,609	$184,759	$176,709
Cost of sales	33,197	32,397	124,605	117,823

Gross profit	16,889	17,212	60,154	58,886

Operating expenses:
General and administrative	5,106	5,147	16,484	16,440
Advertising	4,517	4,602	21,896	21,876
Depreciation	219	254	697	831
Total operating expenses	9,842	10,003	39,077	39,147

Income from operations	7,047	7,209	21,077	19,739

Other income:
Interest income, net	46	141	141	264
Other, net	(3)	(3)	(5)	(3)
Total other income	43	138	136	261

Income before provision for income taxes	7,090	7,347	21,213	20,000

Provision for income taxes	2,549	2,770	7,767	7,437

Net income	$4,541	$4,577	$13,446	$12,563

Net change in unrealized gain (loss) on short term investments	9	(83)	(36)	(58)

Comprehensive income	$4,550	$4,494	$13,410	$12,505

Net income per common share:
Basic	$0.23	$0.23	$0.68	$0.63
Diluted	$0.23	$0.23	$0.67	$0.63

Weighted average number of common shares outstanding:
Basic	19,925	19,808	19,892	19,963
Diluted	20,079	19,923	20,042	20,077

Cash dividends declared per common share	$0.17	$1.15	$0.49	$1.45

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	Nine Months Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net income	$13,446	$12,563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	697	831
Share based compensation	1,105	1,496
Deferred income taxes	(84)	(77)
Bad debt expense	75	37
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(286)	791
Inventories - finished goods	7,060	7,498
Prepaid income taxes	(165)	199
Prepaid expenses and other current assets	(1,449)	(337)
Accounts payable	(2,411)	(645)
Income taxes payable	(162)	246
Accrued expenses and other current liabilities	(152)	(761)
Net cash provided by operating activities	17,674	21,841

Cash flows from investing activities:
Net change in investments	(62)	(5,166)
Purchases of property and equipment	(39)	(529)
Net cash used in investing activities	(101)	(5,695)

Cash flows from financing activities:
Dividends paid	(9,914)	(28,896)
Purchases of treasury stock	-	(3,865)
Tax adjustment related to restricted stock	123	(168)
Net cash used in financing activities	(9,791)	(32,929)

Net increase in cash and cash equivalents	7,782	(16,783)
Cash and cash equivalents, at beginning of period	18,155	46,801

Cash and cash equivalents, at end of period	$25,937	$30,018

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$7,776	$7,237

Dividends payable in accrued expenses	$241	$351

Exhibit 99.1 Page 4 of 4